Exhibit 99.1

Numerex Corp. Contact: Alan Catherall 770 485-2527 Investor Relations Contact: Seth Potter 646 277-1230

Press Release

For Immediate Release

Numerex Corp Prices Underwritten Public Offering of Common Stock

ATLANTA, January 23, 2013 /PRNewswire/ -- Numerex Corp (NASDAQ: NMRX) today announced the pricing of an underwritten public offering of 2,315,000 shares of its common stock at a price to the public of $11.25 per share. The Company has also granted to the underwriters a 30-day option to purchase, at the same price per share as the underwriters paid for the initial shares, an additional 347,250 shares to cover over-allotments in connection with the offering. Assuming no exercise of the over allotment provision, the Company expects to receive gross proceeds of $26.0 million prior to the deduction of underwriting discounts, commissions and offering expenses.

The offering is expected to close on January 28, 2013, subject to customary closing conditions. Needham & Company, LLC is acting as the sole book-running manager of the offering. Craig-Hallum Capital Group LLC is acting as co-manager. Northland Capital Markets acted as a financial advisor to the Company.

Numerex intends to use the net proceeds from the offering for working capital and general corporate purposes. A portion of the net proceeds also may be used to repay indebtedness. The shares described above are being offered by Numerex pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained, when available, from Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, (212) 903-3268. An electronic copy of the prospectus supplement and accompanying base prospectus relating to this offering will be available on the website of the Securities and Exchange Commission at www.sec.gov.

About Numerex Corp

Numerex Corp (NASDAQ: NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) technology and service, offered on a subscription basis, used in the development and support of M2M solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). In addition, business services are offered to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

Forward Looking Statements

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues; the risks that a substantial portion of our revenues are derived from contracts that may be terminated at any time; the risks that our strategic suppliers materially change or disrupt flow of products and/or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new machine-to-machine (M2M) products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth in our data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements."

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